REPORT OF INDEPENDENT
 REGISTERED PUBLIC ACCOUNTING
 FIRM


To the Shareholders and Board of Directors of Lotsoff Capital Management Investment
Trust
In planning and performing our audit of the financial statements of Lotsoff Capital
Management Micro Cap Fund and Lotsoff
Capital Management Active Income Fund the
Funds two of the portfolios constituting
Lotsoff Capital Management Investment
Trust, as of and for the year ended
September 30, 2008, in accordance with the standards of the Public Company Accounting
Oversight Board United States, we
considered the Funds internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.
The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that
1 pertain to the maintenance of records
that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund;
2 provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the fund; and 3 provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.
Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of
effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.
Our consideration of the Funds internal
control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting
Oversight Board United States. However, we noted no deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30, 2008.
This report is intended solely for the
information and use of management and the Board of Directors of Lotsoff Capital
Management Investment Trust and the
Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

s DELOITTE & TOUCHE LLP

Milwaukee, WI
November 26, 2008